Doepken Keevican & Weiss                 Exhibit 5.1
                            Professional Corporation
                              58th Floor, USX Tower
                                600 Grant Street
                       Pittsburgh, Pennsylvania 15219-2703


                                October 24, 1997

COMFORCE Corporation
2001 Marcus Avenue
Lake Success, NY  11042

          RE:  COMFORCE Corporation
               SEC Registration No. 333-35451

Ladies and Gentlemen:

     We have acted as counsel for COMFORCE Corporation, a Delaware corporation (the "Company"), in connection with the registration with the Securities and Exchange Commission (the "SEC") by the Company of 1,779,000 shares of the Company's common stock (the "Common Stock") pursuant to the Securities Act of 1933, as amended (the "Act"), and the proposed issuance and sale by the Company of the Common Stock.

     In connection with the registration, we have examined the following:

     (a) The Certificate of Incorporation and By-laws of the Company, each as amended to date;

     (b) The Registration Statement on Form S-4 and Amendment No. 1 thereto (as amended, the "Registration Statement"), including the Prospectus which is a part thereof (the "Prospectus"), relating to the Common Stock, as filed with the SEC;

     (c) Resolutions of the Board of Directors of the Company authorizing the issuance and registration of the Common Stock; and

     (d) Such other documents, records, opinions, certificates and papers as we have deemed necessary or appropriate in order to give the opinions hereinafter set forth.

COMFORCE Corporation
October 24, 1997
Page 2

     The  opinions   hereinafter   expressed   are  subject  to  the   following
qualifications and assumptions:

     (i) In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of all documents submitted to us as copies to the originals thereof.

     (ii) As to the accuracy of certain factual matters, we have relied on the certificates of officers of the Company and certificates, letters, telegrams or statements of public officials.

     (iii)We express no opinion on the laws of any jurisdiction other than the United States of America and the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, we are pleased to advise you that, insofar as the laws of the State of Delaware and the United States of America are concerned, it is our opinion that:

     1. The shares of Common Stock being registered for sale under the Registration Statement will, when sold thereunder, be legally issued, fully paid and non-assessable.

     2. The statements made in the Registration Statement under the headings "Summary--Federal Income Tax Consequences of the Offer and the Merger" and "The Transactions--Certain Federal Income Tax Consequences of Merger" are correct.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name in the Prospectus in connection with the matters referred to under the caption "Legal Matters."


                                             Very truly yours,

                                             /s/ Doepken Keevican & Weiss

                                             DOEPKEN KEEVICAN & WEISS
                                             PROFESSIONAL CORPORATION